Exhibit 99.1

Mike Crapps President and CEO April 9, 2013

HIGHLIGHTS . Founded in 1995 . $603 million institution, with 11 banking offices • Organic Growth • De-novo Branches • M&A . Vision – As the provider of choice of financial solutions to local businesses and professionals in the markets we serve, we optimize the long-term return to our shareholders, while providing a safe and sound investment. . Lines of Business • Commercial and Retail Banking • Residential Mortgage Banking • Financial Planning / Financial Advisory Services . Experienced Executive Management Team

3 Bank subsidiary is First Community Bank (“Bank”) Footprint in the Midlands region of South Carolina Located along and at the intersection of three major interstates: I-26, I-20 and I-77 PROFILE & BRANCH MAP Company Profile NASDAQ Ticker FCCO Headquarters Lexington, SC Established 1995 Market Cap1 $46.6M Branches 11 Assets $602.9M Loans $329.3M Deposits $474.0M Midlands Market 1Market cap as of April 5, 2013. Sources: SNL Financial LC; SmartDraw

4 0.0 5.0 10.0 15.0 20.0 25.0 30.0 Market Share (%) ATTRACTIVE SIZE &FRANCHISE Midlands Deposit Market Share FCCO ranks among the largest banks headquartered in South Carolina based on asset size The Company ranks #1 among community banks with a presence in the Midlands based on deposit market share Note: Deposit information as of June 30, 2012; Total assets as of September 30, 2012 Source: SNL Financial LC #1 Among Community Banks Largest Banks Headquartered in South Carolina Deposit Market Share Company Overview South Carolina Market Midlands Market Market Market Total Assets Deposits Share Deposits Share Rank Company City ($000) Branches ($000) (%) Branches ($000) (%) 1 First Citizens Bancorp Inc. Columbia 8,267,015 171 6,213,808 9.22 28 1,384,904 9.07 2 SCBT Financial Corp. Columbia 4,325,442 55 2,642,524 3.92 6 347,864 2.28 3 First Financial Holdings Inc. Charleston 3,243,237 62 2,489,328 3.69 0 0 0.00 4 Palmetto Bancshares Inc. Greenville 1,140,092 29 1,022,830 1.52 0 0 0.00 5 CNB Corp. Conway 955,810 15 764,572 1.13 0 0 0.00 6 Security Federal Corp. Aiken 904,235 12 668,480 0.99 3 85,419 0.56 7 Carolina Financial Corp. Charleston 841,499 10 640,057 0.95 0 0 0.00 8 Southern First Bancshares Inc. Greenville 780,505 6 556,148 0.83 2 135,953 0.89 9 First Community Corp. Lexington 607,062 11 477,078 0.71 11 477,078 3.12 10 First Palmetto Financial Corp. Camden 584,405 21 480,277 0.71 8 267,097 1.75 11 Arthur Financial Corp. Union 560,592 21 479,831 0.71 4 45,978 0.30 12 Tidelands Bancshares Inc. Mount Pleasant 527,506 7 436,065 0.65 0 0 0.00 13 HCSB Financial Corp. Loris 512,497 11 481,883 0.72 0 0 0.00 14 Travelers Rest Bancshares Inc. Travelers Rest 492,721 9 422,880 0.63 0 0 0.00 15 Community First Bancorp. Seneca 464,989 7 436,525 0.65 0 0 0.00

PERFORMANCE HIGHLIGHTS . Excellent Asset Quality • Low NPAs and Charge-Offs • Value based credit culture . In-market lending focus . No participations purchased . No mountain or coastal lending . Limited construction and raw land exposure . Strict lending authorization

PERFORMANCE HIGHLIGHTS . Strong Capital Position • Regulatory Ratios . Leverage Ratio – 10.63% . Total Capital Ratio – 18.64% • Tangible Common Equity – 8.88% • Completed $15 million common equity offering • Redeemed all preferred shares and warrants • Cash Dividend . 44 consecutive quarters . In January, increased to $0.20 per share annually . Current Yield – 2.22%

One Year Stock Price Performance vs. Relevant Indices Note: Trading data as of December 21, 2012 Source: SNL Financial LC PERFORMANCE HIGHLIGHTS

PERFORMANCE HIGHLIGHTS . Diverse revenue model drives profitability • 33% of revenue from non-interest income • Operating profit each year since 1997

A LOOK TO THE FUTURE . Organic Growth – All Three Lines of Business . De-Novo Branches . M&A • Whole Bank • Line of Business

SUMMARY . High quality company . Diverse revenue and earnings model . Well positioned for future growth in all three lines of business . Cash dividend provides attractive yield . Currently trades at 88% of tangible book value

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